UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

Burlington Northern Santa Fe Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11535	41-1804964
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive

Fort Worth, Texas 76131

(Address of principal executive offices) (Zip Code)

(800) 795-2673

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 28, 2005, Burlington Northern Santa Fe Corporation’s wholly owned subsidiary, BNSF Railway Company (the Company), issued a press release regarding a recent agreement between the Company and the New Mexico Department of Transportation to sell the Company’s rail line from Belen, New Mexico to Trinidad, Colorado. The sale will be in segments for a total purchase price of $76 million. The Company anticipates that it will recognize an impairment charge of $75 million in the fourth quarter of 2005 related to the future sale of certain line segments. Additionally, the Company anticipates recording a gain of $25 million in the first quarter of 2006 upon the sale of one of the line segments. The Company will continue to maintain freight easement rights on the line. While this rail line has been a critical alternative route for the Company, it will become less significant over the next several years as the double-tracking project of the main line transcontinental route is completed. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See Exhibits index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: December 2, 2005	By:	/S/ THOMAS N. HUND
Thomas N. Hund Executive Vice President and Chief Financial Officer

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

99.1	BNSF Railway Company press release dated November 28, 2005.